Virus Research Institute, Inc.

Dear Stockholder:

        Please take note of the important information enclosed with this Proxy Ballot. You are encouraged to read carefully the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Special Meeting of Stockholders on August 21, 1998.

        Thank you in advance for your prompt consideration of these matters.

                                               Sincerely,

                                               Virus Research Institute, Inc.

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                              FOLD AND DETACH HERE

PROXY                                                                     PROXY

                         Virus Research Institute, Inc.

     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 21, 1998

         The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) J. Barrie Ward and William A. Packer, and each of them, attorney or attorneys of the undersigned (with full power of substitution) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of Virus Research Institute, Inc. (the "Company"), to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on August 21, 1998 at 10:00 a.m. and any adjourned or postponed sessions thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company that the undersigned will be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the meeting or at any adjourned or postponed sessions thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote said shares in person. If the undersigned is not the registered direct holder of his or her shares, the undersigned must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person. If the undersigned hold(s) any of the shares of the Company in fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
         DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS
                 MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL 1.

           This proxy is solicited on behalf of the Board of Directors of the Company.

                PLEASE VOTE AND SIGN ON THE OTHER SIDE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.

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

                                                                                    PLEASE MARK
                                                                                    YOUR VOTES AS        /X/
                                                                                    INDICATED IN
                                                                                    THIS EXAMPLE

Please sign this Proxy exactly as your name appears on the books of the Company.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, this signature should be that of any authorized officer, who should state his or her title.

1.      To approve and adopt (i) the Agreement and Plan of Merger          FOR       AGAINST       ABSTAIN
        dated as of May 12, 1998, by and among T Cell Sciences,            /  /       /  /           /  /
        Inc., a Delaware corporation ("T Cell"), TC Merger Corp.,
        a Delaware corporation and a wholly-owned subsidiary
        of T Cell ("Merger Sub"), and the Company, pursuant to
        which, among other things, (a) Merger Sub will be merged
        with and into the Company, which will be the surviving
        corporation, and the Company will become a wholly-owned
        subsidiary of T Cell (the "Merger"), and (b) each outstanding share of common stock, par value $.001 per share, of the Company will be converted into the right to receive 1.55 shares of common stock, $.001 par value per share, of T Cell and 0.20 of a warrant to purchase one share of T Cell common stock, and (ii) the Merger.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A VOTE FOR PROPOSAL 1 IS RECOMMENDED BY THE BOARD OF DIRECTORS. RECORD DATE SHARES: _____

SIGNATURE_________________ DATE________  SIGNATURE_________________ DATE________